Exhibit 10.42

LUMINEX CORPORATION

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made by and between Nancy M. Capezzuti (the “Executive”) and Luminex Corporation, a Delaware corporation (the “Company”) effective as of February 6, 2014 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive originally entered into an employment agreement on August 14, 2012 (“Employment Agreement”);

WHEREAS, the Company and Executive entered into a first amendment to the Employment Agreement on December 31, 2012;

WHEREAS, the Company has offered and Executive has voluntarily agreed to an increased bonus eligibility as specifically set forth herein;

NOW, THEREFORE, for the reasons set forth above, the Company and the Executive hereby amend the Employment Agreement as follows:

1.Annual Bonus. Section 3.2 shall be deleted in its entirety and replaced with a new Section 3.2 as follows:

“Sec. 3.2 Annual Bonus. Beginning in Calendar Year 2014, Executive shall be eligible to receive a bonus each year in an amount up to at least fifty percent (50%) of Executive’s then-current Base Salary (or such other amount as may otherwise be determined by the Senior Vice President, General Counsel), subject to the performance criteria established annually by the Senior Vice President, General Counsel and payable during the first quarter of the following year or otherwise as consistent with the timing of other employee bonuses. The Senior Vice President, General Counsel is under no obligation to declare, and Luminex is under no obligation to pay, any bonus to Executive under the terms of this Agreement. In the event Executive and Luminex are parties to a written agreement or plan executed by both Luminex and Executive that governs bonus arrangements, and the provisions thereof conflict with this Section 3.2, the terms of such other written agreement or plan shall supersede this Section 3.2.”

2.Certain Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement.

3.Counterparts. This Amendment may be executed in counterparts, each of which shall be an original but all of which shall constitute but one document.

Except as specifically set forth herein, all terms and conditions of the Employment Agreement, as amended and restated herein, shall remain in full force and effect. Executive acknowledges that he has read and understands this Second Amendment to the Employment Agreement, and has had ample opportunity to consider its terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

LUMINEX CORPORATION

By:
Its:
Date:

Nancy M. Capezzuti
Date: